EXHIBIT 11


                  SMITHWAY MOTOR XPRESS CORP. AND SUBSIDIARY

             Statement Regarding Computation of Per Share Earnings



                                         Three Months Ended   Nine Months Ended
                                              June 30,              June 30,
                                       --------------------- ---------------------
                                         1997        1996      1997        1996
                                       ---------   --------- ----------  ---------
Primary earnings per share information:
  Weighted average number of common
     shares outstanding during the
     period                             5,001,913  4,999,293  5,000,176  4,000,090
  Annualized additional common
     shares due to stock options           13,897         -       5,965          -
                                       ---------- ---------- ----------  ---------
                                        5,015,810  4,999,293  5,006,141  4,000,090
                                       ========== ========== ========== ==========

  Net Earnings                         $1,695,000 $1,330,000 $4,181,000 $2,998,000

  Primary earnings per common share    $     0.34 $     0.27 $     0.84 $     0.75


Fully diluted earnings per share
information:              .
  Weighted average number of common
     shares outstanding during the
     period                             5,001,913  4,999,293  5,000,176  4,000,090
  Annualized additional common
    shares due to stock options            18,082          -      7,360          -
                                       ---------- ---------- ---------- ----------
                                        5,019,995  4,999,293  5,007,536  4,000,090
                                       ========== ========== ========== ==========

   Net earnings                        $1,695,000 $1,330,000 $4,181,000 $2,998,000
                                       ---------- ---------- ---------- ----------

   Fully diluted earnings per common
   share                               $     0.34 $     0.27 $     0.83 $     0.75
